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                                                                   EXHIBIT 10.38

                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is entered into as of June 1, 1999, between DSI Toys, Inc., a Texas corporation (the "Company") and M. D. Davis (the "Consultant").

         WHEREAS, the Consultant has acquired extensive knowledge of and experience in the businesses conducted by the Company;

         WHEREAS, the Company desires to obtain the benefit of the Consultant's knowledge and experience by retaining the Consultant, and the Consultant desires to accept such position, for the term and upon the other conditions hereinafter set forth;

         WHEREAS, the Company and MVII, LLC have entered into that certain Stock Purchase Agreement dated as of April 15, 1999 (the "Stock Purchase Agreement"), pursuant to which MVII, LLC will acquire a substantial equity interest in the Company, subject to the terms and conditions thereof; and

         WHEREAS, the Consultant will cease to be an employee and officer of the Company and of all its subsidiaries, effective as of the Second Closing (as such term is defined in the Stock Purchase Agreement).

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company, Purchaser and the Consultant hereby agree as follows:

         1. Term of the Agreement. The Company engages the Consultant as a consultant, subject to the terms and conditions hereof, for the period commencing at the Second Closing and ending on the third annual anniversary of the Second Closing (the "Consulting Period"), subject to earlier termination pursuant to Section 5 hereof.

         2. Consulting Services; Expenses. During the Consulting Period, the Consultant shall make himself available at times and places that are mutually convenient to the Company and the Consultant to perform consulting services with respect to the business conducted, or in development, by the Company. Such consulting services shall include those matters as the Board of Directors of the Company may reasonably request from time to time. At such mutually convenient times and places, the Consultant shall use commercially reasonable efforts to perform such consulting services, provided that the Consultant shall not be required to provide such consulting services for more than twenty (20) hours per month during the Consulting Period. The Company shall reimburse the Consultant for all necessary travel and other reasonable out-of-pocket expenses incurred by the Consultant in providing such consulting services in accordance with the Company's policies for reimbursing such expenses as the same may be in effect from time to time, subject to the reasonable approval of the Company's Board of Directors.




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         3. Independent Contractor. The Consultant shall perform the consulting services described in Section 2 hereof as an independent contractor without the power to bind, obligate or represent the Company for any purpose whatsoever. The Consultant shall not, by virtue of being a consultant hereunder, be eligible to receive any benefits for which officers or other employees of the Company are eligible at any time, such as insurance, participation in Company pension plans or other employee benefits. The Consultant hereby acknowledges his separate responsibility for all federal and state withholding taxes, Federal Insurance Contribution Act taxes, and workers' compensation and unemployment compensation taxes, if applicable, and agrees to indemnify and hold the Company harmless from any claim or liability therefor.

         4. Compensation. As compensation for the consulting services to be performed by the Consultant hereunder, the Company shall pay the Consultant $450,000.00 (the "Consulting Payment"), payable in equal monthly installments of $12,500.00. No amounts shall be payable following termination of this Agreement, except as provided in Section 5 hereof.

         5. Termination.

                  (a) This Agreement may be terminated at any time by the Consultant on sixty (60) days' prior written notice to the Company. In the event of such termination by the Consultant, the obligation of the Company to pay compensation to the Consultant pursuant to Section 4 hereof shall cease, effective on the date of such termination.

                  (b) This Agreement may be terminated at any time by the Company upon written notice to the Consultant. In the event of such termination by the Company, the Company shall pay to the Consultant the unpaid portion of the Consulting Payment in one lump sum within thirty
         (30) days of such termination.

                  (c) This Agreement may be terminated by the Consultant upon ten (10) days prior written notice to the Company in the event that the Company shall breach any of its obligations under Section 2 or 4 hereof; provided, however, that the Consultant shall not be entitled to terminate this Agreement pursuant to this Section 5(c) in the event that the Company shall cure any such breach within such ten (10) day period. In the event of such termination by Consultant, the Company shall pay to the Consultant, the unpaid portion of the Consulting Payment in one lump sum within thirty (30) days of such termination.

                  (d) This Agreement shall terminate immediately upon the death of the Consultant or the permanent disability of the Consultant which disability prevents him from performing the services described hereunder. In the event of such termination by Consultant, the Company shall pay to the Consultant, the Consultant's estate or the Consultant's guardian, the unpaid portion of the Consulting Payment in one lump sum within thirty (30) days of such termination.




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         6. Disclosure of Information. The Consultant recognizes and acknowledges that he has and will have access to certain confidential information, proprietary data and trade secrets of the Company, and of entities and individuals controlling, controlled by or under common control with the Company ("affiliates"), including but not limited to, contracts, patterns, devices, calculations, drawings, productions, plans, specifications, records, compilations of information, and other confidential information and data either compiled by the Company or received from its customers or the Consultant and that such information is not generally available to the public and constitutes valuable, special and unique property of the Company. The Consultant shall not, during or after the term of this Agreement, undertake in any fashion to take commercial or proprietary advantage of or profit from any of such confidential information, proprietary data and/or trade secrets, directly or indirectly, or disclose any of such information to any person or firm, corporation, association or other entity for any reason or purpose whatsoever, except to authorized representatives of the Company and as otherwise may be proper in the course of performing his services hereunder. Further, the Consultant shall maintain the confidentiality of all such information of the Company, its affiliates or its customers for the sole use and benefit of the Company. All files, records, documents, drawings, plans, specifications, contracts, products, equipment or similar items relating to the business of the Company and/or its affiliates, whether prepared by the Consultant or otherwise coming into his possession during the Consulting Period or hereafter, shall remain the exclusive property of the Company and/or the affiliates, as applicable, and shall not be removed from the premises of the Company and/or its affiliates without the prior written consent of the Company and/or its affiliates, as applicable. The Consultant covenants and agrees to promptly return and deliver to the Company, on written request, all documents, drawings, information, or other material or property of any kind or character which in any way relate to the business of the Company or any of its affiliates or customers, whether or not asserted to be the exclusive property of the Company, and, further, the Consultant shall not attempt to retain copies or duplicates of any such property. In the event of a breach or a threatened breach by the Consultant, the Company and/or its affiliates may seek an injunction restraining the Consultant from disclosing, in whole or in part, such confidential information, in addition to all other remedies made available hereby as a matter of law or in equity. In addition to any other damages sustained by the Company, the Consultant shall pay to the Company all profits, payments, earnings, compensation or other emoluments paid or accruing to the Consultant, directly or indirectly, by reason of the Consultant's disclosure of information as provided by this Section 6. Nothing herein shall be construed as prohibiting the Company and/or its affiliates from pursuing any other remedies available to it or them for such breach or threatened breach, including the recovery of damages from the Consultant.

         7. Successors; Binding Agreement. This Agreement shall inure to the benefit of and be enforceable by the Consultant and by his personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees, and by the Company and Purchaser and their respective successors and assigns.

         8. Assignment. This Agreement is personal to the Consultant and shall not be assigned or otherwise transferred by the Consultant.




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         9. Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, when delivered by facsimile or by courier or overnight express service or five days after having been sent by certified or registered mail, postage prepaid, addressed: (a) if to the Consultant, to the Consultant's address set forth below, or if to the Company, to Tom Martin, 654 Osos Street, San Luis Obispo, CA 93401, fax #805/545-7590, with a copy to J. Todd Mirolla, Esq., Andre, Morris & Buttery, 1304 Pacific Street, San Luis Obispo, CA 93401, fax #805/543- 0752, or (b) to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

         10. Governing Law; Validity. The interpretation, construction and performance of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Texas without regard to principles of conflicts of laws. The invalidity or enforceability of any other provisions of this Agreement, which other provisions shall remain in full force and effect.

         11. Counterparts. This Agreement may be executed in three counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         12. Miscellaneous. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by the Consultant and by a duly authorized officer of the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a wavier of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by the Consultant, the Company to insist upon strict compliance with any provisions of this Agreement or to assert any right which the Consultant, the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Consultant has executed this Agreement as of the day and year first above written.


                                    DSI TOYS, INC.


                                    By:  /s/ M.D. Davis
                                         ------------------------------------
                                         Name:  M.D. Davis
                                         Title: C.E.O.


                                    CONSULTANT:


                                         /s/ M.D. Davis
                                         ------------------------------------
                                         M. D. Davis




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